Exhibit 10.9

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of May 6, 2013, by and among Oclaro, Inc., a Delaware corporation (the “Company”), PECM Strategic Funding L.P., a Delaware limited partnership (“Strategic Fund”), and Providence TMT Debt Fund II L.P., a Delaware limited partnership (“TMT” and, together with Strategic Fund, “Providence”).

WHEREAS, the Company has agreed to grant certain registration rights to the Providence Investors in respect of their Providence Registrable Securities.

NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

GENERAL PROVISIONS; DEFINITIONS

Section 1.1 Definitions. Capitalized terms used but not otherwise defined herein shall have the following meanings:

“Commission” shall mean the Securities and Exchange Commission, or any other successor federal agency at the time administering the Securities Act.

“Demand Registrations” shall have the meaning specified in Section 2.1 (a).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Long-Form Registrations” shall have the meaning specified in Section 2.l(a).

“Losses” shall have the meaning specified in Section 2.6(a).

“Person” shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity or governmental entity (whether federal, state, county, city or otherwise and including any instrumentality, division, agency or department thereof).

“Piggyback Registration” shall have the meaning specified in Section 2.2(a).

“Providence Investors” shall mean Providence and each of their transferees.

“Providence Registrable Securities” shall mean (i) any common stock acquired by, issued or issuable upon exercise of the Providence Warrants and (ii) any common stock issued or issuable directly or indirectly with respect to the common stock referred to in clause (i) above by way of a stock dividend or stock split or in connection with an exchange or combination of shares, recapitalization, merger, consolidation, or other reorganization.

“Providence Warrants” shall mean the 1,836,000 warrants to purchase common stock issued to Providence by the Company on the date hereof.

“Registration Expenses” shall have the meaning specified in Section 2.5(a).

“Required Registration” shall have the meaning specified in Section 2.(c).

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Short-Form Registrations” shall have the meaning specified in Section 2.1(a).

ARTICLE II

REGISTRATION RIGHTS

Section 2.1 Demand Registrations.

(a) Requests for Registration. Subject to Article III of this Agreement, at any time after the date hereof, the holders of a majority of the Providence Registrable Securities may request registration under the Securities Act of all or any portion of the Providence Registrable Securities on Form S-1 or any similar long-form registration (“Long-Form Registrations”), or on Form S-3 (including pursuant to Rule 415 under the Securities Act) or any similar short-form registration (“Short-Form Registrations”), if available. All registrations requested pursuant to this Section 2.1(a) are referred to herein as “Demand Registrations.” Each request for a Demand Registration shall specify the approximate number of Providence Registrable Securities requested to be registered. Within ten days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of the Providence Registrable Securities and shall include in such registration all Providence Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company’s notice.

(b) Long-Form Registrations. The holders of a majority of the Providence Registrable Securities shall be entitled to request three (3) Long-Form Registrations in which the Company shall pay all Registration Expenses, provided that if in connection with any such registration the holder(s) initially requesting the same shall not be permitted to register and sell all of the Providence Registrable Securities with respect to which such holder(s) initially requested registration, then such holder(s) shall be entitled to an additional Long-Form Registration; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 2.1(b) if the registration request is subsequently withdrawn at the request of the holders of a majority of the Providence Registrable Securities to be registered (in which case all participating holders shall bear such expenses pro rata based upon the number of Providence Registrable Securities that were to be included in the withdrawn registration), unless the holders of a majority of the Providence Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 2.1(b); provided further, however, that if at the time of such withdrawal, the holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information, then the holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 2.1(b). All Long-Form Registrations shall be underwritten registrations.

(c) Short-Form Registrations. In addition to the Long-Form Registrations provided pursuant to Section 2.1(b), the holders of a majority of the Providence Registrable Securities shall be entitled to request an unlimited number of Short-Form Registrations in which the Company shall pay all Registration Expenses. Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form. The Company shall use its reasonable best efforts to make Short-Form Registrations on Form S-3 available for the sale of Providence Registrable Securities. If the Company, pursuant to a request of the holders of a majority of the Providence Registrable Securities, is qualified to and has filed with the Commission a registration statement under the Securities Act on Form S-3 pursuant to Rule 415 under the Securities Act (the “Required Registration”), then the Company shall use its reasonable best efforts to cause the Required Registration to be declared effective under the Securities Act as soon as practicable after filing, and, once effective, the Company shall cause such Required Registration to remain effective for a period ending on the date on which all Providence Registrable Securities have been sold pursuant to the Required Registration. The Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.1(c): (1) if Form S-3 is not then available for such offering by the holders; (2) if the holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Providence Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $250,000; or (3) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form S-3 for the holders of the Providence Registrable Securities pursuant to this Section 2.1.

(d) Priority on Demand Registrations. The Company shall not include in any Demand Registration any securities that are not Providence Registrable Securities without the prior written consent of the holders of a majority of the Providence Registrable Securities requested to be included in such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that, in their opinion, the number of Providence Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Providence Registrable Securities and other securities, if any, that can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Providence Registrable Securities requested to be included in such registration, then the Company shall include in such registration, prior to the inclusion of any securities that are not Providence Registrable Securities, the number of Providence Registrable Securities requested to be included that, in the opinion of such underwriters, can be sold in an orderly manner within the price range of such offering, pro rata among the respective holders thereof on the basis of the amount of Providence Registrable Securities owned by each such holder that were requested to be included in such registration.

(e) Restrictions on Long-Form Registrations. The Company shall not be obligated to effect any Long-Form Registration within 90 days after the effective date of a previous Long-Form Registration or a previous registration in which the holders of Providence Registrable Securities were given piggyback rights pursuant to Section 2.2.

(f) Selection of Underwriters. The holders of a majority of the Providence Registrable Securities requested to be included in any registration shall have the right to select the investment banker(s) and manager(s) to administer the offering, which managers shall be reasonably acceptable to the Company.

Section 2.2 Piggyback Registrations.

(a) Right to Piggyback. Whenever the Company proposes to register any of its securities (including any proposed registration of the Company’s securities by any third party, including the holders of any Providence Registrable Securities) under the Securities Act (other than in connection with registrations on Form S-4, S-8 or any successor or similar forms) and the registration form to be used may be used for the registration of Providence Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice (and in any event within three business days after its receipt of notice of any exercise of demand registration rights other than under this Agreement) to all holders of Providence Registrable Securities of its intention to effect such a registration and shall include in such registration all Providence Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company’s notice.

(b) Piggyback Expenses. The Registration Expenses of the holders of Providence Registrable Securities shall be paid by the Company in all Piggyback Registrations.

(c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that, in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, then the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Providence Registrable Securities requested to be included in such registration and the securities of any other holder to whom the Company has granted rights to participate in such registration (“Other Securities”), pro rata among the holders of such Providence Registrable Securities and the holders of such Other Securities on the basis of the number of shares owned by each such holder that requested to be included in such registration, and (iii) third any other securities requested to be included in such registration.

(d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities other than holders of Providence Registrable Securities, and the managing underwriters advise the Company in writing that, in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Providence Registrable Securities to be included in such registration, then the Company shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, (ii) second, the Providence Registrable Securities requested to be included in such registration and the holders of any Other Securities not included in clause (i) above, pro rata among the holders of such Providence Registrable Securities and the holders of such Other Securities on the basis of the number of shares owned by each such holder that requested to be included in such registration, and (iii) third any other securities requested to be included in such registration.

Section 2.3 Holdback Agreements. The Company shall not effect any public sale or distribution of its equity securities, or any securities, options, or rights convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree.

Section 2.4 Registration Procedures. Whenever the holders of Providence Registrable Securities have requested that any Providence Registrable Securities be registered pursuant to this Agreement, the Company shall use its reasonable best efforts to effect the registration and the sale of such Providence Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(a) prepare and, within 20 days after the end of the period within which requests for registration may be given to the Company, file with the Commission a registration statement with respect to such Providence Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective (provided that, before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Providence Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

(b) notify in writing each holder of Providence Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days (or, if such registration statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Providence Registrable Securities by an underwriter or dealer) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c) furnish to each seller of Providence Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as such seller may reasonably request in order to facilitate the disposition of the Providence Registrable Securities owned by such seller;

(d) use its reasonable best efforts to register or qualify such Providence Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller of Providence Registrable Securities to consummate the disposition in such jurisdictions of the Providence Registrable Securities owned by such seller of Providence Registrable Securities (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.4(d), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

(e) promptly notify in writing each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made, and, at the request of the holders of a majority of the Providence Registrable Securities covered by such registration statement, the Company shall promptly prepare and furnish to each such seller a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Providence Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(f) cause all such Providence Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on NASDAQ and, if listed on NASDAQ, use its reasonable best efforts to secure designation of all such Providence Registrable Securities covered by such registration statement as a NASDAQ “national market system security” within the meaning of Rule 11Aa2-1 of the Commission or, failing that, to secure NASDAQ authorization for such Providence Registrable Securities;

(g) provide a transfer agent and registrar for all such Providence Registrable Securities not later than the effective date of such registration statement;

(h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Providence Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of Providence Registrable Securities;

(i) make available for inspection by any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant, or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant, or agent in connection with such registration statement and assist and, at the request of any participating underwriter, use reasonable best efforts to cause such officers or directors to participate in presentations to prospective purchasers;

(j) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(k) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any equity securities included in such registration statement for sale in any jurisdiction, the Company shall use its reasonable best efforts promptly to obtain the withdrawal of such order;

(l) use its reasonable best efforts to cause such Providence Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Providence Registrable Securities;

(m) obtain one or more comfort letters, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the holders of a majority of the Providence Registrable Securities being sold in such registered offering reasonably request; and

(n) provide a legal opinion of the Company’s outside counsel, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature.

Section 2.5 Registration Expenses.

(a) All expenses incident to the Company’s performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, travel expenses, filing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company, and fees and disbursements of all independent certified public accountants, underwriters including, if necessary, a “qualified independent underwriter” within the meaning of the rules of the FINRA (in each case, excluding discounts and commissions), and other Persons retained by the Company (but excluding underwriting discounts and commissions relating to Registrable Securities) (all such expenses being herein called “Registration Expenses”), shall be borne by the Company, and the Company shall pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance, and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed.

(b) In connection with each Demand Registration and each Piggyback Registration, the Company shall reimburse the holders of Providence Registrable Securities included in such registration for the reasonable fees and disbursements (not to exceed $50,000) of one counsel chosen by the holders of a majority of the Providence Registrable Securities included in such registration.

Section 2.6 Indemnification.

(a) The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each holder of Providence Registrable Securities, its officers, directors, partners, agents, and employees, and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, and expenses (or actions or proceedings, whether commenced or threatened, in respect thereof), whether joint and several or several, together with reasonable costs and expenses (including reasonable attorneys’ fees) to which any such indemnified party may become subject under the Securities Act or otherwise (collectively, for purposes of this Section 2.6, “Losses”) caused by, resulting from, arising out of, based upon, or relating to (i) any untrue or alleged untrue statement of material fact contained in (A) any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto or (B) any application or other document or communication (in this Section 2.6, collectively called an “application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the “blue sky” or securities laws thereof or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such holder and each such director, officer, partner and controlling Person for any legal or any other expenses incurred by them in connection with investigating or defending any such Losses; provided that the Company shall not be liable in any such case to the extent that any such Losses result from, arise out of, are based upon, or relate to an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such prospectus, or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information prepared and furnished in writing to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors, and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Providence Registrable Securities.

(b) In connection with any registration statement in which a holder of Providence Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the fullest extent permitted by law, shall indemnify and hold harmless the other holders of Providence Registrable Securities and the Company, and their respective officers, directors, partners, agents, and employees, and each other Person who controls the Company (within the meaning of the Securities Act) against any Losses caused by, resulting from, arising out of, based upon, or relating to (i) any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto or in any application, or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application in reliance upon and in conformity with written information prepared and furnished to the Company by such holder expressly for use therein, and such holder will reimburse the Company and each such other indemnified party for any legal or any other expenses incurred by them in connection with investigating or defending any such Losses; provided that the obligation to indemnify will be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Providence Registrable Securities pursuant to such registration statement, except in the case of fraud or willful misconduct by such holder.

(c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, then the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d) The indemnification provided for under this Agreement shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract, and will remain in full force and effect regardless of any investigation made or omitted by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and shall survive the transfer of securities.

(e) If the indemnification provided for in this Section 2.6 is unavailable to or is insufficient to hold harmless an indemnified party under the provisions above in respect to any Losses referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the sellers of Providence Registrable Securities and any other sellers participating in the registration statement on the other hand or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, then in such proportion as is appropriate to reflect not only the relative fault referred to in clause (i) above but also the relative benefit of the Company on the one hand and of the sellers of Providence Registrable Securities and any other sellers participating in the registration statement on the other hand in connection with the statement or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the sellers of Providence Registrable Securities and any other sellers participating in the registration statement on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) to the Company bear to the total net proceeds from the offering (before deducting expenses) to the sellers of Providence Registrable Securities and any other sellers participating in the registration statement. The relative fault of the Company on the one hand and of the sellers of Providence Registrable Securities and any other sellers participating in the registration statement on the other shall be determined by reference to, among other things, whether the untrue statement or alleged omission to state a material fact relates to information supplied by the Company or by the sellers of Providence Registrable Securities or other sellers participating in the registration statement and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(f) The Company and the sellers of Providence Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 2.6 were determined by pro rata allocation (even if the sellers of Providence Registrable Securities were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in Section 2.6(e) above. The amount paid or payable by an indemnified party as a result of the Losses referred to in Section 2.6(e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.6, no seller of Providence Registrable Securities shall be required to contribute pursuant to this Section 2.6 any amount in excess of the net proceeds received by such seller from the sale of Providence Registrable Securities covered by the registration statement filed pursuant hereto. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 2.7 Participation in Underwritten Registrations.

(a) No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s), provided that no holder of Providence Registrable Securities will be required to sell more than the number of Providence Registrable Securities that such holder has requested the Company to include in any registration) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements; provided that no holder of Providence Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder and such holder’s intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 2.6 hereof.

(b) Each Person that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.4(e) above, such Person will immediately discontinue the disposition of its Providence Registrable Securities pursuant to the registration statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by Section 2.4(e). In the event the Company shall give any such notice, the applicable time period mentioned in Section 2.4(b) during which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 2.7(b) to and including the date when each seller of a Providence Registrable Security covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 2.4(e).

Section 2.8 Demand Suspension Period. The Company may, at any time, delay the filing or delay or suspend the effectiveness of a Required Registration or an Alternate S-3 or, without suspending such effectiveness, instruct the Providence Investors not to sell any securities included in the Required Registration or Alternate S-3 or delay the filing of any amendment or supplement thereto, if the Board of Directors of the Company has determined and promptly notifies the Providence Investors in writing that in its reasonable good faith judgment (i) a material event has occurred or is likely to occur with respect to the Company that has not been publicly disclosed and, if disclosed, could reasonably be expected to materially and adversely affect the Company or (ii) the Required Registration or Alternate S-3 could reasonably be expected to interfere with any material financing, acquisition, corporate reorganization, merger, tender offer or other significant transaction involving the Company (a “Demand Suspension Period”), by providing the Providence Investors with written notice of such Demand Suspension Period and the reasons therefor. The Company shall use its reasonable best efforts to provide such notice at least ten (10) days prior to the commencement of such a Demand Suspension Period; provided, however, that in any event the Company shall provide such notice no later than the commencement of such Demand Suspension Period; provided, further, that in no event shall (i) all Demand Suspension Periods exceed, in the aggregate, 60 days during the 18 month period following the date of this Agreement or (ii) the Company commence more than two (2) Demand Suspension Periods during such 18 month period.

Section 2.9 Conditions to Providence Investors’ Rights. It shall be a condition of each Providence Investor’s rights hereunder that:

(a) Cooperation. Such Providence Investor shall cooperate with the Company by, with reasonable promptness, supplying information and executing documents relating to such Providence Investor or the securities of the Company owned by such Providence Investor in connection with such registration which are customary for offerings of this type or is required by applicable laws or regulations (including agreeing to sell such Providence Investor’s Providence Registrable Securities on the basis provided in any underwriting arrangements containing customary terms reasonably satisfactory to such Providence Investor); and

(b) Undertakings. Such Providence Investor shall enter into any undertakings and take such other action relating to the conduct of the proposed offering which the Company or the underwriters may reasonably request as being necessary to insure compliance with federal and state securities laws and the rules or other requirements of FINRA or which the Company or the underwriters may reasonably request to otherwise effectuate the offering.

(c) Notice of Sale. In connection with and as a condition to the Company’s obligations with respect to any Required Registration or Alternate S-3 that is a shelf registration statement under Rule 415, Providence covenants and agrees (and will in connection with any transfer of the Warrants or the Providence Registrable Securities entitled to the benefits of this Agreement cause any Providence Investor to whom such Warrants or Providence Registrable Securities are transferred to covenant and agree) that such Providence Investor will not offer or sell any Providence Registrable Securities under such registration statement until it has provided a written notice to the Company of such proposed sale (a “Shelf Sale Notice”) and has received copies of the prospectus relating to such registration statement as then amended or supplemented and notice from the Company that the registration statement and any post-effective amendments thereto have become effective. Upon any notice contemplated by Section 2.8 such Providence Investor shall not offer or sell any Providence Registrable Securities pursuant to such registration statement until, in the reasonable good faith judgment of the Company, the event which is the subject of such notice no longer precludes sale or such Providence Investor receives copies of the supplemented or amended prospectus disclosing information relating to such event.

Section 2.10 No Inconsistent Rights. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Providence Registrable Securities in this Agreement.

ARTICLE III

ALTERNATE REGISTRATION STATEMENT

Section 3.1 Inclusion of Providence Securities in Existing or Voluntary New S-3 Registration Statement. The Company may, at any time after the date of this Agreement (i) amend the existing effective registration statement on Form S-3 (Commission File No. 333-185740) (the “Existing S-3”) to add the Providence Investors as selling stockholders under the Existing S-3 and to register the Providence Registrable Securities thereunder or (ii) prepare and file with the Commission a new registration statement on Form S-3 (the “New S-3” and with the Existing S-3, each an “Alternate S-3”) registering the Providence Registrable Securities and including the Providence Investors as selling stockholders thereunder.

Section 3.2 Limit on Demand Registrations. Providence agrees (and will cause any Providence Investor to whom Providence transfers any of the Providence Warrants or the Providence Registrable Securities that will be entitled to the benefits of this Agreement) that no Providence Investor shall have a right to demand that the Company file a Demand Registration (i) prior to the 10th day following the date of this Agreement and (ii) at any time after the Company files with the Commission an Alternate S-3 unless such Alternate S-3 shall not have become effective on or prior to the date that is 45 days following the first filing thereof with the Commission or fails to remain effective for a period exceeding 15 consecutive calendar days or is otherwise not available for the resale of Providence Registrable Securities except to the extent provided for in Section 2.8 hereof. The Company shall use its reasonable best efforts to cause the Alternate S-3 to be declared effective under the Securities Act as soon as practicable after filing, and, once effective, the Company shall cause such Alternate S-3 to remain effective for a period ending on the earlier of (i) the date on which all Providence Registrable Securities have been sold pursuant to the Alternate S-3, (ii) 18 months after the date of this Agreement, or (iii) the date on which all Providence Registrable Securities have been sold in one or more transactions pursuant to Rule 144 promulgated under the Securities Act.

Section 3.3 Applicability of Certain Sections. The provisions of 2.4, 2.5, 2.6 and 2.7 shall apply to any Alternate S-3.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Waivers and Amendments. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Providence Investors unless such modification, amendment or waiver is approved in writing by the Company and the Providence Investors. Notwithstanding the foregoing, any party hereto may waive any of its rights hereunder by a statement in writing signed by such party. Such waiver shall only be effective with respect to the rights specifically set forth in such writing and shall not waive, amend or prejudice any other rights the party may have hereunder.

Section 4.2 Governing Law. The law of the State of New York shall govern all questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules attached hereto, and the performance of the obligations imposed by this Agreement, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

Section 4.3 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 4.4 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

Section 4.5 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof, and the parties hereto intend, agree and understand that this Agreement amends and supersedes and replaces in its entirety any and all prior agreements pertaining to the subject matter hereof.

Section 4.6 Counterparts. This Agreement may be executed simultaneously in two or more separate counterparts, anyone of which need not contain the signatures of more than one party, but each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.

Section 4.7 Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. The use of the words “or”, “either” and “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

Section 4.8 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, sent via a nationally recognized overnight courier, or sent via email or facsimile to the recipient. Such notices, demands and other communications will be sent to the Company and the Providence Investors at the address set forth below or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

If to Company:	OCLARO, INC.
2560 Junction Avenue
San Jose, California 95134
Attn: Topher Croddy, Corporate Controller
Fax No.: 408.919.1501
e-mail: topher.croddy@oclaro.com

with copies to:	JONES DAY
1755 Embarcadero Road
Palo Alto, California 94303
Attn: Robert T. Clarkson
Fax No.: 650.739.3900
e-mail: rtclarkson@jonesday.com

If to Strategic Fund:	PECM STRATEGIC FUNDING L.P.
9 West 57th Street
Suite 4700
New York, New York 10019
Attn: Michael Paasche
Fax No.: 212.588.6701
e-mail: m.paasche@provequity.com

with copies to:	CAHILL GORDON & REINDEL LLP
Augustine House
6A Austin Friars
London, England EC2N 2HA
Attn: Anthony K. Tama
Fax No.: 011-44-20-7920-9825
e-mail: atama@cahill.com

If to TMT:	PROVIDENCE TMT DEBT FUND II L.P.
9 West 57th Street
Suite 4700
New York, New York 10019
Attn: Michael Paasche
Fax No.: 212.588.6701
e-mail: m.paasche@provequity.com

with copies to:	CAHILL GORDON & REINDEL LLP
Augustine House
6A Austin Friars
London, England EC2N 2HA
Attn: Anthony K. Tama
Fax No.: 011-44-20-7920-9825
e-mail: atama@cahill.com

[Signature pages follow]

*  *  *  *  *

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be signed as of the date first above written.

OCLARO, INC.

/s/ Jerry Turin
By: Jerry Turin
Its: Chief Financial Officer

[Signature page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be signed as of the date first above written.

PECM STRATEGIC FUNDING L.P.

/s/ Bryan R. Martoken
By: Bryan R. Martoken
Its: Authorized Signatory

PROVIDENCE TMT DEBT OPPORTUNITY FUND II L.P.

/s/ Bryan R. Martoken
By: Bryan R. Martoken
Its: Authorized Signatory

[Signature page to Registration Rights Agreement]